EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-61925, 33-46504, 33-25627, 33-22846, 333-91859, 333-70399 and 333-49972) of Seacoast Banking Corporation of Florida of our report dated February 25, 2004 relating to the financial statements of Seacoast Banking Corporation of Florida, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

West Palm Beach, Florida
March 14, 2005